EX-3.1
                            ARTICLES OF INCORPORATION

                                    Articles of
                                   Incorporation
                                (PURSUANT TO NRS 78)

1. Name of
Corporation              W-J International, LTD.


2. Resident Agent Name   The Corporation Trust Company of Nevada
and Street Address:      Name


                         6100 Neil Road,                  Reno   Nevada   89511
                         Suite 500
                         Physical Street Address          City    State    Zip
                         ADDRESS

                         Additional Mailing Address       City    State    Zip
                         address

3. Shares:               Number of shares                  Number of shares
                         with par value:     Par value:    without par value:
                         500,000,000         .001                    0

4. Names. Addresses.     The First Board of Directors/Trustees shall
                         consist of 1 member whose names and addresses are as
                         follows:
Number of Board of
Directors/Trustees:      1. Edward H. Webb
                            Name

                            23 Washburne Avenue      Paynesville    MN   56362
                            Street Address              City       State  ZIP


                         2.
                         NAME

                         STREET ADDRESS           CITY          STATE    ZIP

5. Purpose               The purpose of this
                         corporation shall be:
                         Consulting

6. Other Matters:        Number of addition pages: 0


7. Names. Addresses      Susan Wheeler                     /s/  Susan Wheeler
   and Signatures           Name                                 Signature
   of Incorporators:      818 W. Seventh        Los Angeles   CA       90017
                           Address                 City     State     Zip Code

8. Certificate of       I, The Corporation Trust Company of Nevada
Acceptance of           hereby accept appointment as Resident Agent for the
Appointment of          above named corporation,
Resident Agent:

                        The Corporation Trust Company of Nevada



                        By: /s/  Scott Ferraro
                        Authorized Signature of Resident
                        Agent or Resident Agent Company     December 20, 2001
                                                                    Date